Consent of Independent Registered Public Accounting Firm
NeoPhotonics Corporation
San Jose, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NeoPhotonics Corporation of our reports dated February 25, 2021, relating to the consolidated financial statements and the effectiveness of NeoPhotonics Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Jose, California

June 10, 2021